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                             JOINT FILING STATEMENT



Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13G with respect to shares of Class A Common Stock, $0.01 par value, of Sinclair Broadcast Group, Inc., on behalf of each of them.



Date:     February 16, 1999

Signature:        BANKERS TRUST CORPORATION


                  By:   /s/  James T. Byrne, Jr.
                        -------------------------------
                        Name:        James T. Byrne, Jr.
                        Title:       Senior Vice President


Signature:        BANKERS TRUST COMPANY


                  By:   /s/  James T. Byrne, Jr.
                        -------------------------------
                        Name:        James T. Byrne, Jr.
                        Title:       Managing Director


Signature:        BT ALEX. BROWN INCORPORATED


                  By:   /s/  James T. Byrne, Jr.
                        -------------------------------
                        Name:       James T. Byrne, Jr.
                        Title:      Secretary


Signature:        ALEX. BROWN INVESTMENT MANAGEMENT



                  By:   /s/  J. Dorsey Brown, III
                        -------------------------------
                        Name:  J. Dorsey Brown, III
                        Title: Chief Executive Officer